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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Cache, Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP
New York, New York
December 19, 2003

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INDEPENDENT AUDITOR'S CONSENT